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[AMERIANA BANCORP LOGO]

NEWS RELEASE
Contact:  Jerome J. Gassen
          President and Chief Executive Officer
          (765) 529-2230


          AMERIANA BANK NAMES MICHAEL L. WENSTRUP CHIEF CREDIT OFFICER

NEW CASTLE, Ind. (March 2, 2010) - Ameriana Bancorp (NASDAQ: ASBI), parent company for Ameriana Bank, today announced that Michael L. Wenstrup has been named Chief Credit Officer for Ameriana Bank.

      Prior to joining Ameriana Bank, Wenstrup worked for approximately 10 years with Parkway Bank & Trust Company, a $2.1 billion financial institution with 40 branches in Illinois and Arizona. Most recently serving as Executive Vice President - Chief Credit Officer and Director, he was responsible for overall credit management, lending and risk analysis, including FDIC/State exams. Wenstrup also oversaw internal and regulatory requirements for lending policies and procedures, as well as the management, expansion and monitoring of the loan portfolio. As a member of the Bank's Board of Directors and Loan Committee, he reported to management and the Board on credit-related topics and chaired the Loan Committee.

      Wenstrup's prior experience includes positions of increasing responsibility with LaSalle National Bank and Standard Bank and Trust, both in Illinois. Wenstrup received his Bachelor of Arts in Accounting from North Central College in Naperville, Illinois.

      Commenting on the appointment, Jerome J. Gassen, President and Chief Executive Officer of Ameriana Bancorp, said, "Michael has a successful track record of leadership and will further strengthen our credit team at Ameriana Bank. His 34 years of experience in the financial industry and his extensive background in all areas of lending will be a valuable asset in both shaping and managing our Bank's credit policies and procedures. We welcome Michael to our management team and know that he will play an important role in our operations as we strive to improve the Company's performance in terms of soundness, profitability and growth."

      Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary, Ameriana Bank, the Company offers an extensive line of banking services and provides a range of investments and securities products through banking centers in the central Indiana area. Ameriana Bank owns Ameriana Insurance Agency, a full-service insurance agency, Ameriana Financial Services, which offers securities and insurance products through LPL Financial (Member FINRA/SIPC), and Ameriana Investment Management.

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ASBI Names Wenstrup Chief Credit Officer
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March 2, 2010


      This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets, changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. For discussion of these and other risks that may cause actual results to differ from expectations, refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2008, on file with the Securities and Exchange Commission, including the section entitled "Risk Factors." The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

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